 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  August 9, 2018
(Date of earliest event reported: August 7, 2018)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) (Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2018, the board of directors elected G. Thomas Hough to the board of Haverty Furniture Companies, Inc. ("Havertys" or the "company"). Mr. Hough retired as Vice Chair of Ernst & Young LLP in 2014 after serving that firm for 35 years.  He will also serve on the board's Audit Committee.

Mr. Hough is eligible for the Company's standard compensation for non-employee directors, as described in the "Director Compensation" section of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2018. There are no transactions involving the Company and Mr. Hough that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hough does not have any family relationship with any director or executive officer of Havertys.

On August 7, 2018, Havertys issued a press release announcing the election of Mr. Hough to the board of directors as described in this Current Report on Form 8-K and is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.  Other Events.

On August 7, 2018, the company also declared its quarterly dividend to be paid on the outstanding shares of the two classes of $1 par value common stock.  A copy of this press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit	Description
99.1	Press release dated August 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

Dated: August 9, 2018	By:	/s/ Jenny Hill Parker
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer